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                                                         Exhibit 99(b)
                KEYCORP STUDENT LOAN TRUST 1996-A
                      OFFICER'S CERTIFICATE


First National Bank of Chicago             Banker's Trust
One First National Plaza, Suite 0126       Four Albany
Chicago, IL  60670                         New York, New York  10006
ATTN: Corporate Trust Administration       ATTN: Corporate Trust & Agency Group
Structured Finance
(312)407-4110                              (212)250-6864
fax (312)407-1708                          fax (212)250-6439


Pursuant to Section 4.09 of the Sale and Servicing Agreement (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of the Administrator from Inception of the Trust through December 31, 1996, and of its performance under the Agreement has been made, and (ii) to the best of our knowledge, based on our review, the Administrator has fulfilled all its obligations under the Agreement and the Administration Agreement respectively throughout such period.


                             Key Bank, USA, National Association

                             by:  /S/ Darlene H. Dimitrijevs
Date:   March 20, 1997          --------------------------------
                                      Darlene H. Dimitrijevs,CPA
                                      Vice President

                             by: /S/  Randall M. Behm
                                ---------------------
                                      Randall M. Behm
                                      Senior Vice President